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                                                                    EXHIBIT 10.3

                     OUTSIDE DIRECTOR STOCK OPTION AGREEMENT

         THIS OUTSIDE DIRECTOR STOCK OPTION AGREEMENT (this "Agreement") is made as of _______________ (the "Grant Date"), between Central Freight Lines, Inc., a Nevada corporation (the "Company"), and the undersigned, a non-employee director of the Company (the "Optionee").

                                   BACKGROUND

         The Company has determined that to reward its non-employee directors for their contributions to the profitable growth of the Company, the Company should provide such directors a chance to participate financially in the success of the Company by developing an equity interest in it. By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company, an option to purchase shares of Class A Common Stock of the Company ("Common Stock").

                                   AGREEMENTS

         1. Grant of Stock Option. Subject to the terms and conditions in this Agreement, the Company grants to the Optionee the right and option (the "Option") to purchase from the Company all or any part of an aggregate twenty thousand (20,000) shares of Common Stock, authorized but unissued or, at the option of the Company, treasury stock if available (the "Option Shares"). The exercise price for the Option Shares shall be ________ per share (the "Purchase Price"). The Option shall be a nonstatutory stock option.

         2. Exercise of Option. Subject to the terms and conditions of this Agreement, the vested portion of the Option may only be exercised by completing and signing a written notice in substantially the following form:

                  I hereby exercise [all/part of] the Option granted to me by Central Freight Lines, Inc., a Nevada corporation, on _____________, and elect to purchase _____________________
                  shares of the Company's Class A Common Stock for ________ per share.

         3. Exercise and Term of Options. The term of the Option shall be ten (10) years from the Grant Date. The Option may be exercised in whole or in part with respect to vested shares at any time during the term of the Option. No fractional shares will be issued upon exercise of the Option and, if the exercise results in a fractional interest, an amount will be paid in cash equal to the value of such fractional interest based on the fair market value of the Common Stock on the date of exercise. The Option shall be deemed to be exercised upon receipt by the Company from the Optionee of written notice of exercise as set forth in Section 2, accompanied by full payment for the shares subject to such exercise. To the extent permitted by law, and consistent with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the

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"Exchange Act"), Optionee, in lieu of paying the Purchase Price in full in cash, may make payment in Common Stock already owned by the Optionee, or in the value of surrendered options to purchase Common Stock which are then exercisable, valued at fair market value on the date of exercise, as partial or full payment of the Purchase Price. As soon as practicable after receipt of full payment, the Company shall deliver to the Optionee a certificate or certificates representing the acquired shares of Common Stock.

         4. Vesting and Exercisability of Option. Subject to the provisions of Sections 5, 7, and 8 hereof, the Option shall vest irrespective of whether Optionee continues as a director of the Company and may be exercised by the Optionee in whole or in part from time to time, but only in accordance with the following schedule:

                                        Cumulative Percentage of Option Shares Vested and as
               Date                               to which Option may be Exercised
               ----                               --------------------------------
First Anniversary of Grant Date                                20%
Second Anniversary of Grant Date                               40%
Third Anniversary of Grant Date                                60%
Fourth Anniversary of Grant Date                               80%
Fifth Anniversary of Grant Date                               100%

Notwithstanding anything herein to the contrary, no vesting shall occur in the event the Option has been terminated under this Agreement prior to such date.

         5. Termination of Option. The Option, to the extent not already exercised, shall terminate upon the first to occur of the following dates:

                  (a) Death. If the Optionee dies during the term of the Option, the Option may be exercised at any time within twelve (12) months following the date of death, but only to the extent the Optionee was entitled to exercise the Option on the date of death. To the extent the decedent was not entitled to exercise the Option on the date of death, or if the Optionee's estate, or person who acquired the right to exercise the Option by bequest or inheritance, does not exercise that portion of the Option that he was entitled to exercise within the time specified herein, the Option shall terminate.

                  (b) End of Term. The Option shall terminate on the date ten years after the Grant Date.

         6. Adjustments. In the event of any stock split, reverse stock split, stock dividend, business combination, reclassification, or similar event, the number of Option Shares and the Purchase Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Purchase Price to be paid therefor upon exercise of the Option. The determination by the Board of Directors of the Company (the "Board") as to the terms of any of the foregoing adjustments shall be final, binding, and conclusive.

         7. Acceleration Upon Certain Changes. In the event of the proposed dissolution or liquidation of the Company, the Option shall terminate immediately prior to the consummation of such proposed action. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Option shall

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become immediately exercisable with respect to all then outstanding Option
Shares (whether or not vested) and the Optionee may elect, during the period commencing on the date that such sale or merger is consummated and ending at the closing of business on the thirtieth (30th) day following the date of such sale or merger, to exercise the Option in whole or in part. In the event the thirtieth (30th) day referred to in this Section 7 shall fall on a day that is not a business day, then the thirtieth (30th) day shall be deemed to be the next following business day.

         8. Acquisition. If any person, corporation, or other entity or group thereof other than Jerry Moyes, Ronald Moyes, and entities or trusts controlled by either (the "Acquiror"), acquires (an "Acquisition"), other than by merger or consolidation or purchase from the Company, the beneficial ownership (as that term is used in Section 13(d)(1) of the Exchange Act and the rules and regulations promulgated thereunder) of shares of the Company's stock which, when added to any other shares, the beneficial ownership of which is held by the Acquiror, shall have the right to cast more than 51% of the votes that are entitled to be cast at meetings of stockholders, any portion of the Option that was not currently exercisable prior to the date of the Acquisition shall become immediately exercisable and the Optionee may elect, during the period commencing on the date of the Acquisition and ending at the closing of business on the thirtieth (30th) day following the date of the Acquisition, to exercise the Option in whole or in part. In the event the thirtieth (30th) day referred to in this Section 8 shall fall on a day that is not a business day, then the thirtieth (30th) day shall be deemed to be the next following business day.

         9. Notices. Any notice to be given under the terms of this Agreement ("Notice") shall be addressed to the Company in care of its President at 5601 W. Waco Drive, Waco, Texas 76702-2638, or at its then current corporate headquarters. Notice to be given to the Optionee shall be addressed to him by hand delivery or at his then current residential address as appearing on the Company's records. Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.

         10. Optionee Not a Stockholder. The Optionee shall not be deemed for any purposes to be a stockholder of the Company with respect to any of the Option Shares except to the extent that the Option has been exercised, payment made, and a stock certificate issued.

         11. Disputes or Disagreements. The Optionee agrees, for himself and his personal representatives, that any disputes or disagreements which arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and that any interpretation by the Board of the terms of this Agreement shall be final, binding, and conclusive.

         12. Non-Transferability. The Option granted pursuant to this Agreement is not transferable by the Optionee other than by will, under the laws of descent and distribution, or pursuant to a qualified domestic relations order, and is exercisable during the Optionee's lifetime only by the Optionee or the Optionee's guardian or legal representative. Any transfer contrary to this
Section 12 shall nullify the Option.

         13. Withholding. The Optionee acknowledges that the exercise of the right to purchase all or any part of the Option Shares may require the Optionee to recognize ordinary income, and, as a result, the Company shall incur certain tax withholding and reporting obligations. The Company shall not be obligated to issue any stock certificate upon the exercise

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of the right to purchase Option Shares until the Optionee has delivered sufficient funds to cover all income, FICA, FUTA, and other applicable tax withholding. At the Board's sole discretion, to satisfy the Company's withholding obligations, the Company may retain such number of Option Shares as have an aggregate fair market value on the date of exercise equal to the Company's aggregate, federal, state, local, and foreign tax withholding obligations as a result of the exercise of the Option by Optionee. The Board may consider the Optionee's preference in making such determination, but the Optionee acknowledges that the Board is under no obligation to follow or even consider Optionee's preference, and that the Board will consider the Section 16 restrictions of the Exchange Act, including the holding period, advance notice, and election windows required for any withholding of shares to be exempt.

         14. Right of First Refusal. The Optionee may sell or transfer any or all of the Common Stock owned by him to any person who makes a good faith, bona fide offer therefor, but prior to an initial public offering of the Common Stock of the Company, the Company shall have the right of first refusal to purchase such Common Stock from the Optionee as set forth below. The Optionee shall give prior notice in writing (the "Offer Notice") to the Company of each intended sale or transfer, which Offer Notice shall contain all the terms of the proposed transfer or disposition, including, without limitation, the name and address of the prospective transferee, the purchase price and other terms and conditions of payment, and the number of shares of Common Stock to be disposed of by the Optionee (such shares being referred to herein as the "Offered Stock"). The Optionee shall specifically represent and warrant in such Offer Notice that the above terms reflect an actual bona fide offer that the Optionee intends to accept, subject to compliance with the terms of this Agreement. The Company shall have a prior right to purchase the Offered Stock on the terms and conditions set forth in this Section 14. The price and terms to the Company under this right of first refusal shall be the price and terms set forth in the Offer Notice.

         a. By notice (the "Company Notice") to the Optionee given not more than thirty (30) days after the date of the mailing of the Offer Notice, the Company shall specify if it desires to purchase all, but not less than all, of the Offered Stock.

         b. If, after following the procedures outlined in Section 14.a. above, the Offered Stock is not subscribed for by the Company, the Optionee, for a period of sixty (60) days following expiration of the thirty (30) day period provided in Section 14.a., shall then be free to sell the Offered Stock, free and clear of all the restrictions contained in this Agreement, but only to the purchaser named in the Offer Notice and only upon the terms specified therein. If the Optionee fails to consummate such sale to such purchaser on such terms and conditions within such sixty (60) day period, any sale or other transfer by the Optionee to any person shall again be subject to the right of first refusal specified in this
                  Section 14.

         c. If the Company subscribes for the Offered Stock, then such Offered Stock shall be sold to the Company. On a date no later than fifteen (15) days following the date of the Company Notice, the Company shall deliver to the Secretary of the Company for delivery to the Optionee upon delivery of the certificates provided herein, together with stock powers attached thereto, the amount of the purchase price for the Offered Stock.

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         d.       The Company's right of first refusal with respect to the
                  Offered Stock shall expire on the date of the initial public offering of the Common Stock of the Company, and thereafter any right of the Company to repurchase its outstanding stock shall be governed by federal and state securities laws.

         IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officer, and the Optionee has hereunto affixed his signature.

CENTRAL FREIGHT LINES, INC.,                      OPTIONEE
a Nevada corporation

By: __________________________________________    ______________________________
    Patrick J. Curry, Executive Vice President

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